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                                                                      EXHIBIT 2B

                                                                         ANNEX B



   FIRST AMENDMENT, DATED AS OF AUGUST 27, 1997, TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 17, 1997, BETWEEN HECHINGER COMPANY, BSQ ACQUISITION,
                      INC. AND HECHINGER ACQUISITION, INC.

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                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     FIRST AMENDMENT, dated as of August 27, 1997 (the "First Amendment"), to the AGREEMENT AND PLAN OF MERGER, dated as of July 17, 1997 (the "Merger Agreement"), by and among Hechinger Acquisition, Inc., a Delaware corporation ("Acquisition"), BSQ Acquisition, Inc., a Delaware corporation ("BSQ Acquisition"), and Hechinger Company, a Delaware corporation ("Hechinger").

                                    RECITALS

     A. The Merger Transaction. Acquisition, BSQ Acquisition and Hechinger have entered into the Merger Agreement, providing for the Merger (as defined in the Merger Agreement) of Acquisition with and into Hechinger and pursuant to which Hechinger, following the Merger, will become a wholly owned subsidiary of BSQ Acquisition.

     B. Amendment. Acquisition, BSQ Acquisition and Hechinger desire to amend certain terms set forth in the Merger Agreement pursuant to Section 11.10 of the Merger Agreement which permits the amendment thereof by written agreement of the parties thereto.

     NOW, THEREFORE, in consideration of the premises, and of the respective representations, warranties, covenants and agreement set forth therein, the parties hereto hereby agree as follows:

        1. Definitions. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

        2. Amendment.

             2.1 Section 4.1(a). Section 4.1(a) of the Merger Agreement is hereby amended by deleting the words "equal to $3.00" in the eleventh line thereof and substituting in their place the words "equal to $2.375."

             2.2 Section 4.2. Section 4.2 of the Merger Agreement shall be amended by inserting, immediately after the end of the fourth sentence thereof, the following sentence:

                "In the event any holder of Shares or of Options entitled to payment hereunder holds an odd number of Shares or has options exercisable into an odd number of Shares such that, in either case, such holder would otherwise receive a fractional cent, such fractional cent shall be rounded upwards to the next whole cent; provided, however, that the parties hereto shall agree upon appropriate provisions in the letter of transmittal referred to above to minimize the amount of additional consideration being paid as a result of this sentence."

             2.3 Section 4.4. Section 4.4 of the Merger Agreement is hereby amended by (i) deleting the words "less than $3.00 per share" in the fifth line thereof and substituting in their place the words "less than $2.375 per share"; (ii) deleting the words "$3.00 multiplied by" in the seventh line thereof and substituting in their place the words "$2.375 multiplied by"; and (iii) deleting the words "greater than $3.00" in the twelfth line thereof and substituting in their place the words "greater than $2.375."

             2.4 Section 8.3.3. Section 8.3.3 of the Merger Agreement is hereby amended by deleting the text thereof in its entirety and substituting in its place "[Reserved.]"

          3. Certain Schedules. The items set forth in Schedule 1 attached to this First Amendment as Exhibit A shall be deemed to have been disclosed in Schedules 5.11.3 and 7.1 of the Merger Agreement.

          4. Counterparts. For the convenience of the parties hereto, this First Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

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          5. Merger Agreement.  Except as herein expressly amended, the Merger
     Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. All references to the Merger Agreement shall mean such Agreement as amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

          6. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

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 SIGNATURE PAGE TO FIRST AMENDMENT DATED AUGUST 27, 1997 BY AND AMONG HECHINGER
         ACQUISITION, INC., BSQ ACQUISITION, INC. AND HECHINGER COMPANY

     IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

                                          HECHINGER COMPANY

                                          By:  /s/ JOHN W. HECHINGER, JR.
                                            ------------------------------------
                                            Name: John W. Hechinger, Jr.
                                            Title:  Chairman and CEO

                                          HECHINGER ACQUISITION, INC.

                                          By:    /s/ GREGORY J. ANNICK
                                            ------------------------------------
                                            Name: Gregory J. Annick
                                            Title:  Vice President, Secretary
                                                    and Treasurer


                                          BSQ ACQUISITION, INC.

                                          By:    /s/ GREGORY J. ANNICK
                                            ------------------------------------
                                            Name: Gregory J. Annick
                                            Title:  Vice President, Secretary
                                                    and Treasurer

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